CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                      THE RATTLESNAKE HOLDING COMPANY, INC.

                Under Section 242 of the General Corporation Law


IT IS HEREBY CERTIFIED THAT:

1.   The name of the corporation is The Rattlesnake Holding Company, Inc.

2. The Certificate of Incorporation was filed with the Department of State on the 8th day of June, 1993 under the original name of Rattlesnake Bar & Grill Holding Company. An Amendment to the Certificate of Incorporation was filed with the Department of State on April 10, 1995 which amended the name of the corporation to The Rattlesnake Holding Company, Inc.

3. The Certificate of Incorporation is hereby amended to effect a change in the name of the corporation.

4.   To  effectuate   such  change,   Article  FIRST  of  the   Certificate   of
     Incorporation of the corporation is hereby amended in its entirety to read as follows:

     "FIRST: The name of the corporation is Spencer's Restaurants, Inc."


     IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed this 1st day of September, 1999 by the undersigned who affirms that the statements made herein are true under penalties of perjury.


                                                    /s/ Kenneth Berry
                                                    -----------------
                                                    Kenneth Berry, President